EXHIBIT 10.18

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 18th day of November, 2008, by and between BSQUARE Corporation, a Washington corporation (“Buyer”), and TestQuest, Inc., a Delaware corporation (“Seller”). Buyer and Seller are sometimes each referred to as a “Party” and collectively referred to herein as the “Parties.”

WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, certain assets of Seller on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Parties have executed a term sheet dated October 28, 2008, relating to the sale of assets as contemplated herein (the “Term Sheet”);

Now, therefore, in consideration of the mutual agreements, representations, warranties and covenants set forth below, the Parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

“Acquired Assets” means all right, title and interest in and to all of the assets of Seller solely related to Seller’s business (the “Test Business”) which include, but are not limited to, those identified on Schedule 1-A to this Agreement, and specifically do not include the Excluded Assets. The Acquired Assets include (i) all of Seller’s equipment and other tangible assets related to the Test Business, including, any servers on which any source code relating to the Test Business resides, but excluding any leased equipment that has not been fully paid prior to Closing; (ii) all of Seller’s intangible assets related to the Test Business, including, without limitation, the intellectual property identified in Schedule 1-A (all such intangible assets shall hereinafter be collectively referred to as the “TQ Intellectual Property”); (iii) all personal computers and necessary personal equipment associated with Seller’s personnel, but excluding any leased computer equipment that has not been fully paid prior to Closing; (iv) all rights under the Contracts; (v) all of Seller’s rights, claims, prepays, credits, causes of action or rights of set-off against third parties relating solely to the Acquired Assets, including, without limitation, unliquidated rights under warranties; (vi) all permits, authorizations, consents and approvals of any Governmental or Regulatory Authority affecting or relating in any way to the Test Business to the extent that they are assignable; (vii) all books, records files and papers, whether in hard copy or electronic format, used for the Test Business, including, without limitation, engineering information, sales and promotional literature, sales and purchase correspondence relating to the Acquired Assets, manuals and data, lists of present, former and prospective suppliers or customers, business contacts, personnel and employment records; (viii) all third-party computer software programs (e.g. source code server), data and associated licenses used in connection with the Test Business to the extent such licenses are assignable; (ix) all goodwill associated with the Test Business or the Acquired Assets, together with the right to represent to third parties that Buyer is the successor to the Test Business; (x) all rights to bring and defend claims or causes of action related to any of the Acquired Assets; and (xi) all Accounts Receivable.

“Affiliate” means any Person that directly or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by agreement or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of another Person shall be deemed to control that Person.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

“Assumed Liabilities” means (a) the accrued vacation liability and commissions of each of the Employees in the amounts specified for each Employee as set forth in Schedule 3-B; (b) the obligations and liabilities of Seller relating to the Test Business for the parties and in the amounts as set forth in Schedule 2; (c) any obligations and liabilities under the Contracts arising on or after the Closing.

“Closing” has the meaning set forth in Section 8(a).

“Closing Date” has the meaning set forth in Section 8(a).

“Consultants” has the meaning set forth in Section 5(e).

“Contracts” has the meaning set forth in Section 3(i).

“Critical Employees” has the meaning set forth in Schedule 3.

“Excluded Assets” means all Seller’s cash and investments, the Seller’s company stock of all subsidiary and branch offices and those assets whereby Seller currently has an outstanding lease agreement that will not be fulfilled at the time of Closing as set forth in Schedule 1-B.

“Employees” has the meaning set forth in Section 5(e).

“First Installment” has the meaning set forth in Section 2(c)(ii).

***

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“Leases” has the meaning set forth in Section 3(l).

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Material Adverse Effect” means (a) any material adverse change in or effect on the Test Business, prospects, or results of operations in respect of the Test Business, the Acquired Assets or the Assumed Liabilities or (b) any material adverse change in or effect on the ability of Seller to perform its obligations hereunder.

“Party” and “Parties” have the meaning set forth in the first paragraph of this Agreement.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

“Purchase Price” has the meaning set forth in Section 2(c).

“Required Consents” has the meaning set forth in Section 3(j).

“Schedules” means the Schedules attached to this Agreement.

“Second Installment” has the meaning set forth in Section 2(c)(iii).

“Security Interest” means any mortgage, pledge, lien, attachment, encumbrance, charge, or other security interest.

“Seller’s Knowledge” and like terms as used herein mean the knowledge that any one of Martin Hahn, John Kirsten, or Richard Couch obtains using the care of a prudent business person after making due inquiries of all of Martin Hahn’s direct reports. The inclusion of these named persons notwithstanding, Buyer agrees that none of these individuals shall be held individually liable for any breach of any of Seller’s obligations under this Agreement.

“SVB” has the meaning set forth in Section 2(c)(ii).

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Term Sheet” has the meaning set forth in the second WHEREAS clause above.

2. Sale and Purchase.

(a) Sale and Purchase of Acquired Assets. On and subject to the terms and conditions of this Agreement and for the consideration specified in this Section 2, Buyer hereby purchases from Seller, and Seller hereby sells, transfers, conveys, and delivers to Buyer, the Acquired Assets.

(b) No Assumption of Liabilities. Buyer shall neither assume nor become responsible for any of Seller’s Liabilities other than the Assumed Liabilities.

(c) Purchase Price. The “Purchase Price” for the Acquired Assets shall be two million two hundred thousand US dollars ($2,200,000), subject to adjustment as set forth below in Section 5(g). The Purchase Price shall be paid as follows:

(i) On October 30, 2008, pursuant to the provisions of the Term Sheet, Buyer delivered two hundred thousand US dollars ($200,000) to Seller as an advance against the Purchase Price (the “Deposit”);

(ii) At Closing, Buyer shall pay one million seven hundred thousand US Dollars ($1,700,000) (the “First Installment”) to be paid $413,074.73 to Seller and $1,286,925.27 to Silicon Valley Bank (“SVB”) pursuant to the wire instructions set forth in Section 8(c) below; and

(iii) On or prior to December 5, 2008, Buyer shall pay to Seller, three hundred thousand US dollars ($300,000) less any adjustments as provided in Section 5(g) (the

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

“Second Installment”). Buyer agrees that it will not withhold payment for any amount of the Second Installment, except such amounts that are to be deducted pursuant to Section 5(g) or that are subject to a good faith dispute.

(d) Expenses. Buyer will pay up to a maximum of thirty five thousand US dollars ($35,000) to reimburse Martin Hahn or other Employees for expenses that are pre-approved by Buyer and incurred between the date the Term Sheet was signed and Closing.

3. Representations and Warranties of Seller. Except as set forth on the Seller Disclosure Schedule attached hereto as Schedule 4, Seller represents and warrants to Buyer, as of the Closing Date, as follows:

(a) Organization and Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is qualified to conduct business in each jurisdiction in which it conducts business, except where the failure to so qualify would not have a Material Adverse Effect.

(b) Authority, Authorization and Enforceability. Seller has the requisite corporate power and authority to own, license, lease and use the Acquired Assets as presently owned, licensed, leased and used by it. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, the authority to transfer the Acquired Assets to Buyer. All action by Seller necessary for the authorization, execution, deliver and performance of this Agreement, including, without limitation, all required payments to and releases from any debtors, any required approvals by Seller’s board of directors and shareholders, has been taken. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

(c) Noncontravention. To Seller’s Knowledge neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental or Regulatory Authority to which Seller or the Acquired Assets are subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of Seller’s assets). Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental or Regulatory Authority or any other third party in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers’ Fees. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

(e) Title to Assets. Seller has good and marketable title to the Acquired Assets, free and clear of any Security Interest or restriction on transfer, and upon consummation of the transactions contemplated by this Agreement, Buyer shall enjoy good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(f) Litigation. No action, suit, or proceeding is pending or, to Seller’s Knowledge, threatened, that affects any of the Acquired Assets, or that would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Buyer to own the Acquired Assets, and no such injunction, judgment, order, decree, ruling, or charge is in effect.

g) Intellectual Property.

(i) Seller owns or possesses sufficient legal rights to all TQ Intellectual Property without any conflict with, or infringement of, the rights of others. Neither the development, manufacture, marketing, license, sale or use of any product, service or TQ Intellectual Property currently licensed, used or sold by Seller or currently under development violates or will violate any license, requirements, restrictions or agreement to which Seller is a party, or infringes or will infringe any copyright, patent, trademark, service mark, trade secret or other intellectual property or other proprietary right of any other party. All registered trademarks, service marks, patents and copyrights relating to the TQ Intellectual Property, if any, are valid and subsisting.

(ii) There are no outstanding options, licenses, agreements, claims, third-party software and/or third-party software rights, encumbrances or shared ownership interests of any kind relating to, or incorporated within, the TQ Intellectual Property, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. No third party has any right to compensation (including, without limitation, fees or royalties) from Seller by reason of use of the TQ Intellectual Property or conduct of the Test Business, and Seller has not received any notice nor does Seller have any knowledge of any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

(iii) Seller has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that are included in the Acquired Assets.

(iv) Seller has not embedded any open source, copyleft or community source code in the TQ Intellectual Property or any of the other Acquired Assets, including, but not limited to, any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement (“Publicly Available Software”) in a manner that may subject the TQ Intellectual Property, in whole or in part, to the license obligations of any Publicly Available Software.

(v) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the continued conduct by Buyer after the Closing Date of the Test Business as presently conducted by Seller and the incorporation of any TQ Intellectual Property in any products or services of Buyer) will not breach, violate or conflict with any instrument or agreement governing any TQ Intellectual Property necessary or required for, or used in, the conduct of the Test Business as presently conducted and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such TQ Intellectual Property or in any material way impair the right of Buyer or any of its affiliates to use, sell, license or dispose of, or to bring any action for the infringement of, any such TQ Intellectual Property or portion thereof.

(vi) There is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Acquired Assets (including, without limitation, the TQ Intellectual Property) necessary or required for, or used in,

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

the conduct of the Test Business as presently conducted nor is there any basis for any such claim, nor has Seller received any notice asserting that any such Acquired Asset (including, without limitation, the TQ Intellectual Property) or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion. To Seller’s knowledge, there is no material unauthorized use, infringement or misappropriation on the part of any third party of the Acquired Assets (including, without limitation, the TQ Intellectual Property).

(vii) Seller has taken all reasonable and necessary steps to maintain the secrecy and confidentiality of, and its proprietary rights in, all information or technology necessary or required for, or used in, the conduct of the Test Business as presently conducted. This includes, without limitation, entering into confidentiality and non-disclosure agreements with all officers, employees and contractors of and consultants to Seller, and customers who have had access to or knowledge of the Acquired Assets (including, without limitation, the TQ Intellectual Property). The Seller has provided to Buyer copies of the employee confidentiality agreements. To Seller’s Knowledge, these confidentiality obligations have not been breached.

(viii) All fees to maintain Seller’s rights in the TQ Intellectual Property, including, without limitation, all professional fees in connection therewith pertaining to the TQ Intellectual Property due and payable on or before the Closing Date, have been paid by Seller.

(ix) No rights in or to any of the TQ Intellectual Property used by the Seller will be lost, limited, or rendered liable to termination, by virtue of the transactions contemplated by this Agreement.

(h) Sufficiency and Condition of the Acquired Assets. The Acquired Assets are sold “as is”. However, to Seller’s Knowledge, the Acquired Assets are free from defects (patent and latent). The Acquired Assets are suitable for the purposes for which they presently are used.

(i) Contracts; Customers.

(i) Seller has included in Section 3(i) of the Seller Disclosure Schedule a list of all of the contracts and agreements related to the Test Business and the Acquired Assets and all Test Business licensing, professional engineering services and other customer contracts, under which Seller is currently performing work and/or business. The Acquired Assets shall include all of the contracts set forth in Section 3(i) of the Seller Disclosure Schedule (except those designated as excluded) and shall be assigned to Buyer at Closing (the “Contracts”).

(ii) Seller has made available to Buyer true and complete copies of all of the Contracts, including all amendments and modifications thereto. Any and all amendments and modification to the Contracts are in writing. Except as set forth in the Seller Disclosure Schedule, (1) none of the Contracts contain any obligation of Seller to make payments of any kind, whether to the counterparty or a third party, and whether such obligation is direct, contingent, potential or actual and (2) Seller has not taken any action, or failed to take any action, that would trigger a payment obligation of Seller under any Contract. All of the Contracts are valid and binding and in full force and effect and legally enforceable in accordance with their terms upon the other parties thereto. There is no breach or default by Seller under any of the Contracts or, to the knowledge of Seller, by any other party thereto, except for such breaches and defaults which in the aggregate would not have a Material Adverse Effect.

(iii) ***

(iv) No party under any of the Contracts has cancelled or otherwise terminated its relationship with Seller or has materially decreased its usage or purchase of the services or products of Seller that are to be provided under any of the current Contracts. No party under any of the Contracts has, to Seller’s Knowledge, any plan or intention to terminate, cancel

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

or otherwise adversely modify its relationship, as set forth in the current Contracts with Seller (or, following the Closing, with Buyer). No party under any of the Contracts has, to Seller’s Knowledge, notified Seller that it plans or intends to decrease or limit its usage or purchase of any products or services of Seller (or, following the Closing, of Buyer) that is part of a current Contract or that Seller has represented to Buyer as being an order that is in process.

(v) Seller has not entered into any agreements, oral or written, whereby any source code related to any of the Acquired Assets has been provided or licensed to any third party.

(j) Consents. Section 3(j) of the Seller Disclosure Schedule lists each consent, notification, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party that is required to consummate this Agreement and the transactions contemplated hereby, including, without limitation, to effect the assignment of any Contract (the “Required Consents”).

(k) Payroll. Employees will continue to receive their normal compensation from the Seller through the Closing Date, less ordinary withholdings as normally processed through payroll. Seller shall be responsible for all amounts of compensation accrued but not yet paid as of the Closing Date (including accrued but unpaid bonuses, royalties and commissions, but excluding accrued vacation and commissions as set forth in Schedule 3). Schedule 3 sets forth the accrued vacation and commissions for each Employee as of the Closing Date.

(l) Real Property. Seller leases the real property located at 8976 Lake Dr, East, Minneapolis, MN 55317 and Suite 1825, 18F China Merchants Tower, 118 Jian Guo Road, Chao Yang District, Beijing, 100022, China (the “TQ Real Property”) pursuant to the certain lease agreement dated February 1, 2001 by and between the Seller and the landlord, expiring as of January 31, 2009 and the lease agreement with landlord in China, dated as of August 1, 2008 and expiring December 21, 2008 (the “Leases”). The Seller does not occupy, lease, use or own any other real property and the Seller has not leased or otherwise granted any person or entity the right to use or occupy the TQ Real Property or any portion thereof;

(m) Disclosure. To the knowledge of Seller, the representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date of this Agreement and as of Closing, as follows:

(a) Organization and Standing. Buyer is a corporation, duly organized and validly existing under the laws of the State of Washington and is qualified to conduct business in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect.

(b) Authority, Authorization and Enforceability. Buyer has the requisite power and authority to execute and deliver this Agreement and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder. All action by Buyer necessary for the authorization, execution, delivery and performance by Buyer of this Agreement has been taken. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

5. Covenants and Obligations of the Parties. The Parties covenant as follows:

(a) Ordinary Course. Except as contemplated by this Agreement or with the prior written consent of Buyer, between the date of the Term Sheet and the Closing Date, Seller shall operate its Test Business in the ordinary course in accordance with recent business practices.

(b) Confidentiality. Each Party shall keep secret and hold in confidence for a period of three years following the date hereof, any and all information relating to the other Party that is proprietary to such other Party, other than the following: (a) information that has become generally available to the public other than as a result of a disclosure by such Party; (b) information that becomes available to such Party or an agent of such Party on a nonconfidential basis from a third party having no obligation of confidentiality to a Party to this Agreement; (c) information that is required to be disclosed by applicable law, judicial order; and (d) disclosures made by any Party as shall be reasonably necessary in connection with obtaining the Required Consents. In connection with disclosure of confidential information under (c) and (d) above, the disclosing Party shall give the other Party hereto timely prior notice of the anticipated disclosure and the Parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material.

(c) Press Release. After Closing, Buyer shall have full authority to issue a press release, at its sole discretion, regarding this transaction.

(d) Consents. Seller shall obtain all of the Required Consents, prior to Closing.

(e) Employees and Contractors. Buyer presently intends to (i) make offers of employment to the employees of Seller identified on Schedule 3 (the “Employees”) and (ii) enter into consulting relationships with the contractors of Seller so identified on Schedule 3 (the “Consultants”). The Parties acknowledge that it is a condition of this transaction that at least 50% of the Employees and all of the Critical Employees become employees of Buyer. Neither Seller nor any of its employees or advisors shall interfere with Buyer’s hiring of such Employees and Consultants. Buyer has no obligation to offer to employ or employ any of Seller’s employees or contractors. Except for the Assumed Liabilities and the accrued vacation liability and commissions specified in Schedule 3, Seller shall be responsible for, and shall cause to be discharged and satisfied in full, all amounts owed to all employees and contractors (including the Employees), including, without limitation, all wages, salaries, bonuses, accrued liabilities, incentive compensation, or severance benefits or payments, earned or payable on or prior to the Closing Date, and Buyer shall have no obligation whatsoever to pay any other amounts to any of Seller’s employees. These amounts shall be paid within five (5) business days following the Closing.

(f) No “Pull Forward” of Revenues. Seller covenants and agrees that during the period commencing on September 1, 2008 and ending as of the Closing, Seller has operated its business, including, without limitation, its invoicing practices, prepayment arrangements and royalty collections, in accordance with past practices, and has not accelerated the invoicing or royalty collections. Immediately prior to Closing, Seller shall provide Buyer with reports showing all invoices issued, payments made and royalties collected for the prior forty-five (45) days.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(g) Adjustments to Purchase Price. The Purchase Price shall be decreased dollar-for-dollar by: (i) any amount that the actual amounts owed at Closing to each of the parties specified in Schedule 2, are greater than the amounts as specified therein; (ii) the difference between the total amounts specified in Schedule 3-A (the Employee Liabilities agreed to in the Term Sheet) and the actual liabilities for Employees assumed by Buyer as specified in Schedule 3-B; (iii) the amount that the Accounts Receivable collectible at Closing (that are less than sixty (60) days past due and for which Seller has a valid purchase order from the customer or from the end customer in instances where such a purchase order are required, and delivery has been made to the customer by Seller), are collectively less than $500,000; and (iv) in the event that the financial report information specified in Section 5(f) above demonstrate that Seller has “pulled forward” any of its revenue an equivalent amount of such “pulled forward” revenue. Adjustments to the Purchase Price shall be taken from the Second Installment. Buyer agrees that in the event Account Receivables greater than 60 days past due are deducted from the Purchase Price, Seller will have the right to keep ownership and collection of those Account Receivables.

(h) Further Assurances and Post-Closing Undertakings. From time to time after the Closing Date, at the Buyer’s request and without further consideration, the Seller shall execute, acknowledge and deliver such documents, instruments or assurances and take such other actions as the Buyer may reasonably request with respect to assigning, conveying and transferring to the Buyer any of the Acquired Assets, obtaining any Required Consents for the transfer of the Acquired Assets to the Buyer and further implementing the transactions contemplated hereby. Buyer agrees that it will provide Seller with reasonable access after Closing to any books and records that are transferred to Buyer that are necessary for Seller to prepare tax returns or make other filings with respect to the discontinuation of its operations.

(i) Acquired Asset Delivery. Seller shall deliver to Buyer all Acquired Assets at the Closing.

(j) Test Equipment. Seller agrees to facilitate transfer to Buyer of any customer and/or partner equipment that Seller has in its possession in connection with the Test Business (the “Test Equipment”).

(k) ***

6. Conditions Precedent to Obligations of Buyer to Close. The obligations of Buyer to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by Buyer for purposes of consummating such transactions:

(a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time except to the extent changes are permitted or contemplated pursuant to this Agreement.

(b) Covenants. Seller shall have in all material respects performed and complied with all covenants, obligations, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, including but not limited to all of those covenants set forth in Section 5 above.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(c) No Injunction. No action, suit or other proceeding shall have been instituted, threatened or proposed before any Governmental or Regulatory Authority to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby.

(d) Consents. Each of the Required Consents shall have been duly obtained and delivered to Buyer. Seller shall have made all filings with and notifications of Governmental or Regulatory Authorities or other Persons required to be made by such Parties in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the Test Business subsequent to the Closing.

(e) Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8(b).

(f) No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall have been no Material Adverse Effect on the Test Business or the condition of the Acquired Assets.

(g) Assets Released. Seller shall provide evidence of full payment and release of all debt, security instruments and other related attachments to all of the Acquired Assets, including but not limited to, those held by Silicon Valley Bank, and none of its creditors shall have taken any action to perfect a foreclosure or other seizure of any of the Acquired Assets.

(h) Liabilities. There shall be no material increase in the amounts owed to the parties identified in the Assumed Liabilities.

(i) Employees. At least 50% of the Employees and all Critical Employees shall have accepted employment with Buyer.

(j) I.R.I.S. Seller shall have resolved the outstanding contractual issues with I.R.I.S. to Buyer’s satisfaction.

(k) Spirent. Seller’s contract with Spirent shall be renewed and made current to extend for at least 90 days following the Closing Date and shall have been assigned to Buyer.

(l) Employee Benefits. Seller shall be current on all amounts owed to all vendors supplying employee benefits or insurance.

(m) Legal Files. All of Seller’s legal files, including but not limited to those that relate to all TQ Intellectual Property, shall have been delivered to Buyer.

7. Conditions Precedent to Obligations of Seller to Close. The obligations of Seller to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in writing, in whole or in part, by Seller for purposes of consummating such transactions:

(a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time except to the extent changes are permitted or contemplated pursuant to this Agreement.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(b) Covenants. Buyer shall have in all material respects performed and complied with all covenants, obligations agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) No Injunction. No action, suit or other proceeding shall have been instituted, threatened or proposed before any Governmental or Regulatory Authority to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby.

8. The Closing.

(a) Closing and Closing Date. The closing (the “Closing”) shall take place on November 18, 2008, or such other date as the Buyer and the Seller may mutually determine (the “Closing Date”). The Parties shall endeavor to conduct the Closing via facsimile or overnight mail or at such place and time as the Parties may agree. Notwithstanding the foregoing, the Parties agree that the Closing shall be deemed effective as of 5:00 PM Pacific Standard Time on the Closing Date, and all references herein that relate to the date and time of the Closing shall refer to such effective date and time.

(b) Seller’s Deliveries. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel: (i) a duly executed bill of sale, substantially in the form attached hereto as Exhibit A; (ii) the Required Consents as specified in Section 6(d); (iii) ***; (iv) a certificate, dated as of the Closing Date, executed by the CEO of Seller, and by its President, Martin Hahn, certifying that to each of their knowledge, that the conditions set forth in Section 6 are satisfied; (v) a certificate, dated as of the Closing Date, executed by the Secretary of Seller, without personal liability: (a) certifying that the Board of Directors and the stockholders of Seller, have authorized and approved the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated hereby; and (b) certifying as to the incumbency of the person signing this Agreement on behalf of Seller; and (vi) such other documents reasonably requested by Buyer that are necessary to carry out the transactions contemplated by this Agreement.

(c) At the Closing, Buyer shall pay the First Installment in accordance with the provisions of Section 2(c) above, by wire transfer in lawful currency of the United States of America to the following accounts:

To Seller:

Bank Account Name	TestQuest, Inc.
Account Number	***
Bank	***
ABA Routing Number	***

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

To SVB:

Bank Account Name	Silicon Valley Bank
Account Number	***
Bank	***
ABA Routing Number	***

9. Termination

(a) Binding Agreement. This Agreement constitutes the binding and irrevocable agreement of the Parties to consummate the transactions contemplated hereby, subject to and in accordance with the terms hereof, the consideration for which is (a) the covenants, representations, warranties and agreements set forth in this Agreement; and (b) the expenditures and obligations incurred and to be incurred by Buyer on the one hand, and by Seller, on the other hand, in respect of this Agreement.

(b) Methods of Termination. This Agreement may be terminated or abandoned only as follows: (i) by the mutual consent of Seller and Buyer; (ii) by Buyer, if any of the conditions set forth in Section 6 hereof to which the obligations of Buyer are subject have not been fulfilled in all material respects by Seller, or waived by Buyer, and provided that the failure to fulfill such condition is not a result of a breach of warranty or nonfulfillment of any covenant or agreement by Buyer contained in this Agreement; (iii) by Seller, if any of the conditions set forth in Section 7 hereof to which the obligations of Seller are subject have not been fulfilled by Buyer in all material respects, or waived by Seller, and provided that the failure to fulfill such condition is not a result of a breach of warranty or nonfulfillment of any covenant or agreement by Seller contained in this Agreement.

10. Miscellaneous.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive for six (6) months after the Closing.

(b) No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the Schedules referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Seller nor Buyer may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the Party to be notified at such Party’s address or facsimile number as set forth below, or as subsequently modified by written notice:

if to Buyer, to:	if to Seller, to:

BSQUARE Corporation 110 110th Avenue NE, Suite 200 Bellevue, WA 98004 Attention: Chief Financial Officer Fax No.: (425) 519-5999	Richard G. Couch, CEO TestQuest, Inc. c/o Diablo Management Group, Inc. 3000F Danville Boulevard Suite 532 Alamo, California 94507 Fax No.: (925) 979-1958

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington, United States, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses. Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof, in addition to any other remedy to which it may be entitled, at law or in equity.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(m) Attorneys’ Fees and Costs. If any proceedings are required to enforce any provision or to remedy any breach of this Agreement, the prevailing Party shall be entitled to an award of reasonable and necessary expenses of litigation, including reasonable attorneys’ fees and costs.

(n) Advice of Legal Counsel. Each Party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. The rule of construction that a written agreement is construed against the Party preparing or drafting such agreement shall specifically not be applicable to the interpretation of this Agreement.

IN WITNESS HEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER:	SELLER:

BSQUARE CORPORATION	TESTQUEST, INC.

By	By
(Signature)	(Signature)

(Print name)	(Print name)

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1-A

ACQUIRED ASSETS

i.	All customer contracts related to the Test Business under which Seller is currently performing work and/or business or pursuant to which any customer owes any money to Seller, including those for which Seller is currently performing support and maintenance, but specifically excluding any refunds that may be due under such contracts;

ii.	All equipment and other tangible assets related to the Test Business, including, without limitation any servers on which any source code resides, but excluding any leased assets for which Buyer is not assuming the leases;

iii.	All of Seller’s intellectual property and other intangible assets related to the Test Business including, without limitation: (a) all patents, trademarks and copyrights, including, without limitation, those specified in attached Schedule 1-C; (b) reference implementations; (c) source code; and (d) any additional software, code or related materials required to operate the Test Business; (e) all rights to bring and defend claims and causes of action related to any of above;

iv.	All third-party computer software programs (e.g. source code server), data and associated licenses used in connection with the Test Business to the extent that they are assignable;

v.	All computers and necessary personal equipment used by the Employees and any consultants using Seller owned or leased equipment (but excluding any leased equipment for which Buyer is not assuming the leases);

vi.	All rights under contracts, agreements, and other interests in personal property, licenses, commitments, sales and purchase orders and other instruments solely related to the Test Business excluding: a) cash and investments on-hand at Closing; and b) assets associated with leases that Buyer will not be assuming in the transaction;

vii.	All of Seller’s rights, claims, credits, causes of action or rights of set-off against third parties relating to the Acquired Assets, including, without limitation, unliquidated rights under warranties;

viii.	All permits, authorizations, consents and approvals of any governmental entity affecting or relating in any way to the Test Business, to the extent that they are assignable;

ix.	All books, records files and papers, whether in hard copy or electronic format, used in the Test Business, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present, former and prospective suppliers or customers, business contacts, personnel and employment records, and any information relating to taxes imposed on the Test Business or the Acquired Assets;

x.	All goodwill associated solely with the Test Business or the Acquired Assets, together with the right to represent to third parties that Buyer is the successor to the Test Business;

xi.	All accounts receivables as of the closing date (the “Accounts Receivable”) and all deposits and prepaid amounts or credits related to any of the Acquired Assets or Assumed Liabilities; and

xii.	All rights to bring and defend claims and causes of action related to any of the Acquired Assets.

1

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1-B

EXCLUDED ASSETS

***

2

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1-C

*** (5 pages redacted)

3

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Schedule 2

ASSUMED LIABILITIES

***

4

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SCHEDULE 3-A

*** (2 pages redacted)

5

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SCHEDULE 4

SELLER DISCLOSURE SCHEDULE

*** (8 pages redacted)

6

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.